SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the

                         Securities Exchange Act of 1934

        Date of Report: (Date of earliest event reported): April 18, 1997

                                  TEXOIL, INC.
             (Exact name of registrant as specified in its charter)

          NEVADA                      0-12633                    88-0177083
(State of incorporation)       (Commission File Number)      (I.R.S. Employer
                                                            Identification No.)

                     1600 SMITH STREET, SUITE 4000
                          HOUSTON, TEXAS 77002
                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             (713) 652-5741
          (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                            (NOT APPLICABLE)
     (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5.  Other Events

(a)   Financing Activity

        Texoil, Inc. reported on Form 10-KSB for the fiscal year ended December 31, 1996 that it was seeking additional debt capital or equity in connection with having acquired approximately double the amount of lease acreage and its plans to explore into deeper horizons than originally planned in both the Raceland and Greens Lake Prospects. Texoil Company ("Company"), a wholly owned subsidiary of Texoil, Inc. received a commitment on April 18, 1997 for up to $1,500,000 in exchangeable debt financing from Resource Investors Management Company Limited Partnership ("RIMCO") on behalf of RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III AND RIMCO Partners, L.P. IV. The financing is in the form of Senior Secured Exchangeable General Obligation Notes issued by the Company in the maximum amount of $1,500,000 ("Exchangeable Notes"). The Exchangeable Notes are intended to fund Raceland and Greens Lake Prospect drilling and completion costs in excess of funds available from the Company's existing $3,000,000 Senior Exchangeable General Obligation Notes dated September 6, 1996. As of April 22, 1997 the Company had borrowed $1,642,134 under this $3,000,000 facility.

        The Exchangeable Notes commitment provides for a six month availability period with a maturity date of September 1, 1999. Amounts advanced under the Exchangeable Notes will accrue interest at a fixed, annual rate of 10%, with interest payable monthly and all outstanding principal plus all accrued and unpaid interest due and payable at maturity. Indebtedness outstanding under the Exchangeable Notes will be exchangeable, in whole or in part, for Texoil, Inc. common stock at an initial per share price equal to $1.50, subject to anti-dilution adjustments. The Company will be able to require the RIMCO lenders to make such an exchange if the average trading price of the common stock for any consecutive twenty day trading period is $3.00 or more. The Company will grant the RIMCO lenders certain registration rights in respect to the shares of Texoil, Inc. common stock issuable upon exchange of debt under the Exchangeable Notes. Obligations under the Exchangeable Notes will be secured by all of the existing and future oil and gas assets of the Company and Texoil, Inc. will guarantee the Company's obligations thereunder.

(b)   Debt Conversion

        Two Texoil, Inc. directors have elected to convert $300,000 of debt into 375,000 shares of Texoil, Inc. common stock effective April 22, 1997. The $300,000 converted amount is a part of the aggregate $900,000 of convertible debt issued by Texoil, Inc. in the form of Replacement 12% Convertible Notes dated September 6, 1996 ("Replacement Notes"). All or any part of the Replacement Notes may be converted at any time into shares of Texoil, Inc. common stock at a conversion price of $0.80 per share. Mr. T.W. Hoehn, Jr., holder of $550,000 in Replacement Notes, converted $260,000 of debt into 325,000 shares of common stock. Mr. T.W. Hoehn, III, holder of $300,000 in Replacement Notes converted $40,000 of debt into 75,000 shares of common stock. Giving effect to the $300,000 debt conversion, the Replacement Notes aggregate balance of $600,000 is now held by Mr. T.W. Hoehn, Jr. in the sum of $290,000, Mr. T.W. Hoehn, III in the sum of $260,000 and Mr. William F. Seagle in the sum of $50,000.

Item 7.  Financial Statements and Exhibits

(a)   Financial statement of business acquired - not applicable

(b)   Pro Forma Financial Information (Unaudited)

        The following unaudited pro forma condensed consolidated balance sheet as of December 31, 1996 gives effect to the conversion of $300,000 of debt into 375,000 shares of Texoil, Inc. common stock. The $300,000 converted amount is a part of the aggregate $900,000 of convertible debt securities issued by Texoil, Inc. in the form of Replacement Notes. All or any part of the Replacement Notes may be converted at any time into shares of Texoil, Inc. common stock at a conversion price of $0.80 per share.

        The pro forma information is based on the historical financial statements of the Registrant. The pro forma adjustments required are to reduce the notes payable liabilities by $300,000 and to reflect the corresponding increase in stockholders' equity resulting from the issuance of 375,000 shares of Texoil, Inc. common stock.

                              TEXOIL, INC.

             PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                     December 31, 1996 (Unaudited)

                                                                    PRO FORMA        PRO FORMA
                                                  HISTORICAL       ADJUSTMENTS      CONSOLIDATED
                                                 -----------       -----------      ------------
          ASSETS
Current:
   Cash ......................................   $     1,812       $         0       $     1,812
   Accounts receivable .......................       468,359                 0           468,359
   Other .....................................        58,457                 0            58,457
                                                 -----------       -----------       -----------
          Total current assets ...............       528,808                 0           528,808
                                                 -----------       -----------       -----------
Oil and gas properties, net
   (on the basis
   of full cost accounting) ..................     4,641,327                 0         4,641,327

Other equipment, net .........................         1,550                 0             1,550

Other Assets .................................        50,222                 0            50,222
                                                 -----------       -----------       -----------
                                                 $ 5,221,907       $         0       $ 5,221,907
                                                 -----------       -----------       -----------

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued liabilities ..   $   966,012       $         0       $   966,012
   Current portion - notes payable ...........     1,194,794                 0         1,194,794
                                                 -----------       -----------       -----------
          Total current liabilities ..........     2,160,806                 0         2,160,806
                                                 -----------       -----------       -----------
Notes payable ................................   $ 1,950,000       $  (300,000)(1)   $ 1,650,000

Other long-term liabilities ..................       206,359                 0           206,359

Commitments and Contingency

Stockholders' equity
   Series A preferred stock, $.01 par;
     redeemable and convertible with
     liquidation preference of $100
     per share; 10,000,000 shares authorized;
   23,000 shares issued and outstanding ......     2,300,000                 0         2,300,000
Common stock, $.01 par; 50,000,000 shares
   authorized; 4,157,073 shares issued and
   outstanding at December 31, 1996 ..........        41,571             3,750(1)         45,321
Additional paid-in capital ...................     6,299,629           296,250(1)      6,595,879
Deficit ......................................    (7,736,458)                0        (7,736,458)
                                                 -----------       -----------       -----------
                                                     904,742           300,000(1)      1,204,741
                                                 -----------       -----------       -----------
                                                 $ 5,221,907       $         0       $ 5,221,907
                                                 ===========       ===========       ===========

Footnote (1) : 375,000 shares of Texoil, Inc. common stock issued upon conversion of $300,000 of debt convertible at $0.80 per share.

(c)   Exhibits

      10.1  RIMCO commitment letter dated April 18, 1997.

                               SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to signed on its behalf by the undersigned, hereunto duly authorized.

                                          TEXOIL, INC.

Date: APRIL 24, 1997                      By:   /s/   RUBEN MEDRANO
                                                Ruben Medrano
                                                President and Chief
                                                Executive Officer